Exhibit 10.1

                   SHARE PURCHASE AGREEMENT AMENDING AGREEMENT

THIS SHARE PURCHASE AGREEMENT AMENDING AGREEMENT is made as of the 16 day of December, 2005

AMONG:
                  STEVE KEREKES
                  MELANIE KEREKES
                  JIM OATTES
                  GRACE DEBRABANDERE
                  JIM REDDON
                  MONICA REDDON
                  TOM DAVIS
                  JANE DAVIS

                  (collectively, the "Vendors")

                  - and -

                  TELEPLUS ENTERPRISES INC.

                  (the "Purchaser")

                  - and -

                  TELEPLUS CONNECT CORP.

                  (the "Corporation")

WHEREAS pursuant to a share purchase agreement made as of March 28, 2004 among the Purchaser, the Vendors and the Corporation (the "Share Purchase Agreement"), the Purchaser purchased all of the issued and outstanding common shares in the capital of the Corporation on the terms and conditions contained therein;

AND WHEREAS the Purchaser and the Vendors now wish to amend certain of the terms and conditions of the Agreement, and have agreed to enter into this amending agreement to give effect to such amendments.

NOW THEREFORE in consideration of the mutual covenants and agreements herein contained, it is agreed between the Parties as follows:

                                  ARTICLE 1 -
                                 INTERPRETATION

1.1   Governing Law

This amending agreement shall be governed by and interpreted and enforced in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

1.2   Arbitration

All disputes in connection with or arising out of the existence, validity, construction, interpretation, performance payments, and termination of this amending agreement (or any terms hereof), which the Parties hereto are unable to resolve between themselves, whether in law or in equity, shall be settled by arbitration in accordance with the provisions of Article 11 of the Share Purchase Agreement.

1.3   Interpretation Not Affected by Headings

The division of this amending agreement into articles, sections, subsections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this amending agreement.

1.4   Severability

Each of the provisions contained in this amending agreement is distinct and severable and a declaration of invalidity or unenforceability of any such provision or part thereof by a court of competent jurisdiction shall not affect the validity or enforceability of any other provision hereof.

1.5   Currency

All references in the Share Purchase Agreement, this amending agreement or any Ancillary Agreement to dollars, unless otherwise specifically indicated, are expressed in Canadian currency.

1.6   Inclusion

Where the word "including" or "includes" is used in this amending agreement, it shall mean "including (or includes) without limitation".

1.7   Accounting Terms

All accounting terms not specifically defined in this amending agreement shall be construed in accordance with GAAP.

                                  ARTICLE 2 -
                             AMENDMENTS TO AGREEMENT

2.1   Amendments to Share Purchase Agreement

The Parties agree that the Share Purchase Agreement is hereby amended as follows:

(a) The following definitions shall be added before the definition of "Affiliate" in Section 1.01 of the Share Purchase Agreement:

            ""Adjusted EBITDA" means the sum of: (i) the EBITDA of the Corporation not attributed to the Telizon Business; and (ii) sixty percent (60%) of the EBITDA attributed to the Telizon Business, for the first $200,000 of the EBITDA of the Telizon Business following the acquisition of Telizon Inc. by the Corporation and 100% of the EBITDA attributed to the Telizon Business exceeding $200,000;".

(b) The definition of "Agreement" set forth in Section 1.01 of the Share Purchase Agreement shall be deleted and replaced with the following:

            ""Agreement" means the Share Purchase Agreement, as amended by that certain amendment agreement made as of December 16, 2005 among the Purchaser, the Vendors and the Corporation and all schedules and instruments in amendment or confirmation of it; "hereof", "hereto" and "hereunder" and similar expressions mean and refer to this Agreement and not to any particular Article, Section, Subsection or other subdivision; "Article", "Section", "Subsection" or other subdivision of this Agreement followed by a number means and refers to the specified Article, Section, Subsection or other subdivision of this Agreement;".

(c) The definition of "Distributable Net Income" set forth in Section 1.01 of the Share Purchase Agreement shall be deleted and replaced with the following:

            ""Distributable Net Income" means: eighty per cent (80%) of the sum of net income of the Corporation plus depreciation and amortization; less a reasonable allowance for future capital requirements of the Corporation including all payments of consideration for existing acquisitions but excluding from deduction for the purposes of calculating such Distributable Net Income, the following items:

            (i) all intercorporate fees, charges, payments or other costs of any nature levied, accrued or otherwise charged in any manner by the Purchaser or any of its Affiliates

            (ii) the lump sum payments due on July 1, 2006 and July 1, 2007 in connection with the purchase of Telizon Inc.

(d) The definition of "EBITDA" set forth in Section 1.01 of the Share Purchase Agreement shall be deleted and replaced with the following:

                  ""EBITDA" means earnings before interest, taxes, depreciation and amortization, all in accordance with Canadian generally accepted accounting principles (including, for the purposes of calculating such EBITDA, all revenue items including penalties and interest on late payments but excluding all intercorporate fees, charges, payments or other costs of any nature levied, accrued or otherwise charged in any manner by the Purchaser or any of its Affiliates to the Corporation or any of its Affiliates);".

(e)   The following  definition  shall be added after the definition of "Tax" in
      Section 1.03 of the Share Purchase Agreement:

                  ""Telizon Business" means the business carried on by Telizon Inc.;".

(f) Section 2.02 of the Share Purchase Agreement shall be deleted and replaced with the following paragraph:

                  "The consideration payable by the Purchaser to the Vendors for the Purchased Shares shall be up to $20,800,000 and shall be allocated and paid as set forth in Section 2.03. The Vendors acknowledge and agree that the Purchaser may satisfy all or a portion of the consideration for the Purchased Shares by issuing shares of the Purchaser's common stock to the Vendors, in which event the Vendors hereby irrevocably, jointly and severally, authorize and direct the Purchaser to sell said shares in the public market, and provided in any event that said shares shall be sold by the Purchaser and provided further that, after giving effect to such sale, the Purchaser shall have paid to the Vendors an aggregate amount not to exceed $20,800,000 in cash as set forth in Section 2.03. In order to give effect to the foregoing, the Vendors authorize the Purchaser to deliver any such shares to a broker to be chosen by the Purchaser at its sole discretion. For all shares held by the aforementioned broker, the broker shall act only upon the direction of the Purchaser. The Vendors hereby irrevocably, jointly and severally, authorize and direct the Purchaser, at the Purchaser's sole discretion, to instruct the aforementioned broker in connection with all actions to be taken with respect to the deposited shares. For greater certainty, the Purchaser may direct the aforementioned broker as to the time and manner in which to sell any of the deposited shares in the public market, at which time the proceeds of sale will be remitted to the Vendors. For greater certainty, the Purchaser's obligation is to pay the consideration for the Purchased Shares to the Vendors in cash and the Purchaser acknowledges that in the event that it chooses to satisfy a portion of such consideration through the issuance and resale of shares as hereinbefore provided, the Purchaser's payment obligations hereunder shall survive until the Purchaser shall have paid to the Vendors, in cash, the amounts as determined under the terms of Section 2.03".

(d) Section 2.03 of the Share Purchase Agreement shall be deleted and replaced with the following paragraphs:

            "The consideration payable to the Vendors for the Purchased Shares shall be allocated, paid and satisfied by payment to the Vendors by the Purchaser of an amount payable upon the Corporation achieving each $25,000 increment in monthly Adjusted EBITDA (an "EBITDA Target") until the earlier of: (a) the Corporation has achieved $400,000 in monthly Adjusted EBITDA; or (b) 51 months have passed from the date of the Share Purchase Agreement. The amount payable (the "Purchase Price Instalment Payment") upon the Corporation achieving each EBITDA Target shall be $1,300,000, as more particularly illustrated in Schedule 2.03. In the event that the Purchase Price Instalment Payment based on monthly Adjusted EBITDA of $400,000 has not been earned by the Vendors prior to the date which is 51 months from the Closing Date, the Purchaser shall pay to the Vendors a pro rated portion of any balance of consideration payable, if any, based on the monthly Adjusted EBITDA for the 51st month following the Closing Date.

            Each Purchase  Price  Instalment  Payment  payable  pursuant to this
            Section 2.03 shall be paid as follows:

            (iii) a  minimum  of thirty  per cent  (30%) of the  Purchase  Price
                  Instalment Payment shall be paid to the Vendors on or before the date which is fifteen (15) calendar days following the end of the month in which any EBITDA Target is satisfied; and

            (iv) the balance of the applicable Purchase Price Instalment Payment shall be paid within six (6) months from the end of the month in which any EBITDA Target is satisfied.

            The Purchaser hereby covenants and agrees to cause the Corporation to satisfy any shortfall in the amounts due under paragraphs 2.03
            (i) and 2.03(ii) by making monthly distributions to the Vendors out of the Distributable Net Income of the Corporation. In the event the amounts due under the foregoing paragraphs 2.03(i) and 2.03(ii) are not paid and received by the Vendors when due, interest shall accrue and be payable monthly at a rate of six per cent (6%) per annum on the overdue amount(s).

                  If during the first 6 months of any payment period of a Purchase Price Instalment Payment the average Adjusted EBITDA of the Corporation for such 6 months falls below 70% of the EBITDA Target associated with such Purchase Price Instalment Payment, the amount of consideration payable applicable to such period shall be adjusted to be such amount multiplied by the percentage of the Adjusted EBITDA Target achieved on average.".

(e)   Schedule 2.03 to the Agreement shall be deleted and replaced with Schedule
      2.03 attached hereto.

(f) Section 2.04 of the Share Purchase Agreement shall be deleted and replaced with the following:

      "The Purchaser and the Vendors have agreed to the financing contribution schedule set forth in Schedule 2.04(a). The Purchaser hereby agrees, and shall be required, to provide financing to the Corporation following Closing in accordance with such financing contribution schedule, to a maximum amount of $8,343,000, to be contributed by up to $3,921,500 in shares of the Purchaser and the balance in cash, provided that the Corporation has at all times achieved and maintained 70% or more of the then applicable Adjusted EBITDA Target as set out in Schedule 2.04(b). For greater certainty, in the event that the Corporation's Adjusted EBITDA is at any time less than 70% of the then applicable Adjusted EBITDA Target as set out in Schedule 2.04(b), the Purchaser will have no obligation to provide the Corporation with financing as required under this Agreement. The Corporation shall have a 90 day period in which to cure any failure to achieve and maintain 70% or more of the then applicable Adjusted EBITDA target and, in the event that the Corporation cures such failure to thereafter achieve and maintain 70% or more of the then applicable Adjusted EBITDA target during such time, the Purchaser's obligation to provide financing to the Corporation in accordance with Schedule 2.04(a) shall be renewed."

(g) Schedule 2.04(b) to the Share Purchase Agreement shall be deleted and replaced with Schedule 2.04(b) attached hereto.

      2.3   All Other Provisions Unchanged

Except for the changes expressly made by this amending agreement, all other provisions of the Share Purchase Agreement shall remain and continue to have full force and effect as set forth therein.

                                  ARTICLE 3 -
                      SECURITY CONTINUING AND NOT AFFECTED

3.1   Guarantee

The Corporation hereby confirms that the guarantees of the Corporation under the terms of the guarantee agreement made as of the 11th of May, 2005, by the Corporation in favour of the Vendors shall remain in full force and effect. For greater certainty, the Corporation hereby guarantees to the Vendors and their successors and assigns, forthwith upon demand, prompt and complete payment of amounts arising in connection with or pursuant to Sections 2.03, 2.04 and 2.05 of the Agreement.

3.2   General Security Agreement

The Corporation hereby confirms that the security interests created on its assets pursuant to a general security agreement made as of the 11th day of May, 2005, by the Corporation in favour of the Vendors shall remain in full force and effect. For greater certainty, the security interests thereby created shall secure the performance by the Corporation of its obligation under the guarantee agreement to which reference is made in Section 3.1 to pay all amounts arising from the Purchaser to the Vendors in connection with or pursuant to Sections 2.03, 2.04 and 2.05 of the Agreement.

3.3   Share Pledge Agreement

The Purchaser hereby confirms that the security interests created on the Purchased Shares pursuant to a share pledge agreement dated as of May 11, 2005, by the Purchaser in favour of the Vendors shall remain in full force and effect. For greater certainty, the security interests thereby created shall secure the payment by the Purchaser of all amounts arising in connection with or pursuant to Sections 2.03, 2.04 and 2.05 of the Agreement.

3.4   Further Acts

The Purchaser and the Corporation hereby undertake to do all such acts and things and execute and deliver such deeds, transfers, assignments and instruments as the Purchasers may reasonably require in connection with the preservation of the guarantees and security interests to which reference is made in this Article 3.

                                  ARTICLE 4 -
                                     GENERAL

4.1   Entire Agreement

The Share Purchase Agreement and this amending agreement together with the Ancillary Agreements constitute the entire agreement between the Parties pertaining to the subject matter thereof and hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties. There are no representations, warranties, conditions or other agreements, express or implied, statutory or otherwise, between the Parties in connection with the subject matter of the Share Purchase Agreement, the Ancillary Agreements and this amending agreement, except as specifically set forth therein and herein. If there is any conflict between the provisions of the Share Purchase Agreement and this amending agreement, on the one hand, and the provisions of any Ancillary Agreement, on the other hand, the provisions of the Share Purchase Agreement and this amending agreement shall govern.

4.2   Amendments to Ancillary Agreements

The Parties covenant and agree to make the necessary amendments to any Ancillary Agreements as required to give effect to the amendments to the Share Purchase Agreement made pursuant to this amending agreement.

4.3   Amendments

The Share Purchase Agreement, this amending agreement and any Ancillary Agreement may only be amended, modified or supplemented by a written agreement signed by all of the parties to such agreement

4.4   Waiver

No waiver of any of the provisions of the Share Purchase Agreement, this amending agreement or any Ancillary Agreement shall be deemed to constitute a waiver of any other provision (whether or not similar), nor shall such waiver constitute a waiver or continuing waiver unless otherwise expressly provided in writing duly executed by the party to be bound thereby.

4.5   Counterparts.

This amending agreement may be executed in counterparts, each of which, either in original or facsimile form, shall constitute an original and all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF this amending agreement has been executed by the Parties as of the date first above written.

TELEPLUS ENTERPRISES INC.

Per: /s/ Marius Silvasan
     ---------------------------
     Authorized Signing Officer


                                            /s/ Steve Kerekes
-----------------------------------         ------------------------------------
Witness:                                    Steve Kerekes


                                            /s/ Jim Oattes
-----------------------------------         ------------------------------------
Witness:                                    Jim Oattes


                                            /s/ Jim Reddon
-----------------------------------         ------------------------------------
Witness:                                    Jim Reddon


                                            /s/ Melanie Kerekes
-----------------------------------         ------------------------------------
Witness:                                    Melanie Kerekes


                                            /s/ Grace Debrabandere
-----------------------------------         ------------------------------------
Witness:                                    Grace Debrabandere


                                            /s/ Monica Reddon
-----------------------------------         ------------------------------------
Witness:                                    Monica Reddon


                                            /s/ Tom Davis
-----------------------------------         ------------------------------------
Witness:                                    Tom Davis


                                            /s/ Jane Davis
-----------------------------------         ------------------------------------
Witness:                                    Jane Davis


TELEPLUS CONNECT CORP.

Per: /s/ Tom Davis
     ---------------------------
     Authorized Signing Officer

                                  SCHEDULE 2.03

                            PAYMENT OF CONSIDERATION

----------------------------------------------------------------------------------------------------------------------
       Adjusted EBITDA                             Formula                       Purchase Price Installment Payment
----------------------------------------------------------------------------------------------------------------------
           $25,000                          $25,000 x 12 x 4.3333                            $1,300,000
----------------------------------------------------------------------------------------------------------------------
           $50,000                     $(50,000 - 25,000) x 12 x 4.3333                      $1,300,000
----------------------------------------------------------------------------------------------------------------------
           $75,000                     $(75,000 - 50,000) x 12 x 4.3333                      $1,300,000
----------------------------------------------------------------------------------------------------------------------
           $100,000                   $(100,000 - 75,000) x 12 x 4.3333                      $1,300,000
----------------------------------------------------------------------------------------------------------------------
           $125,000                   $(125,000 - 100,000) x 12 x 4.3333                     $1,300,000
----------------------------------------------------------------------------------------------------------------------
           $150,000                   $(150,000 - 125,000) x 12 x 4.3333                     $1,300,000
----------------------------------------------------------------------------------------------------------------------
           $175,000                   $(175,000 - 150,000) x 12 x 4.3333                     $1,300,000
----------------------------------------------------------------------------------------------------------------------
           $200,000                   $(200,000 - 175,000) x 12 x 4.3333                     $1,300,000
----------------------------------------------------------------------------------------------------------------------
           $225,000                   $(225,000 - 200,000) x 12 x 4.3333                     $1,300,000
----------------------------------------------------------------------------------------------------------------------
           $250,000                   $(250,000 - 225,000) x 12 x 4.3333                     $1,300,000
----------------------------------------------------------------------------------------------------------------------
           $275,000                   $(275,000 - 250,000) x 12 x 4.3333                     $1,300,000
----------------------------------------------------------------------------------------------------------------------
           $300,000                   $(300,000 - 275,000) x 12 x 4.3333                     $1,300,000
----------------------------------------------------------------------------------------------------------------------
           $325,000                   $(325,000 - 300,000) x 12 x 4.3333                     $1,300,000
----------------------------------------------------------------------------------------------------------------------
           $350,000                   $(350,000 - 325,000) x 12 x 4.3333                     $1,300,000
----------------------------------------------------------------------------------------------------------------------
           $375,000                   $(375,000 - 350,000) x 12 x 4.3333                     $1,300,000
----------------------------------------------------------------------------------------------------------------------
           $400,000                   $(400,000 - 375,000) x 12 x 4.3333                     $1,300,000
----------------------------------------------------------------------------------------------------------------------
            TOTAL                                                                            $20,800,000
----------------------------------------------------------------------------------------------------------------------

                                SCHEDULE 2.04(b)

                            PAYMENT OF CONSIDERATION

                FINANCING CONTRIBUTION - ADJUSTED EBITDA TARGETS

The Adjusted EBITDA Targets for the purposes of determining the Purchaser's obligations to provide financing to the Corporation in accordance with the provisions of this Agreement are as follows:

                   Month Following                     Adjusted EBITDA Target
                   the Closing Date                           ($000's)
                   ----------------                    ----------------------

                           1                                     n/a
                           2                                     n/a
                           3                                     n/a
                           4                                     n/a
                           5                                     n/a
                           6                                     n/a
                           7                                     n/a
                           8                                     n/a
                           9                                     $35
                          10                                     $51
                          11                                     $55
                          12                                     $70
                          13                                     $71
                          14                                     $75
                          15                                    $116
                          16                                    $119
                          17                                    $121
                          18                                    $146
                          19                                    $166
                          20                                    $169
                          21                                    $172
                          22                                    $230
                          23                                    $238
                          24                                    $244
                          25                                    $302
                          26                                    $310
                          27                                    $308
                          28                                    $308
                          29                                    $293
                          30                                    $292
                          31                                    $316
                          32                                    $315
                          33                                    $316
                          34                                    $400
                          35                                    $400
                          36                                    $400
                          37                                    $400
                          38                                    $400
                          39                                    $400
                          40                                    $400
                          41                                    $400
                          42                                    $400
                          43                                    $400
                          44                                    $400
                          45                                    $400
                          46                                    $400
                          47                                    $400
                          48                                    $400